Exhibit 10.15

NOMINATING AND SUPPORT AGREEMENT

This NOMINATING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as July 26, 2024, by and among (i) WeRide, Inc., a Cayman Islands exempted company (“Parent”), (ii) Tony Xu Han (“Founder 1”), (iii) Yan Li (“Founder 2” and, together with Founder 1, each a “Founder” and collectively the “Founders”), and (iv) Alliance Ventures, B.V., a private company with limited liability under Dutch law (“Alliance Ventures”).

RECITALS

A.

Parent plans to file a registration statement on Form F-1 (the “Form F-1”) on or about July 26, 2024 with the United States Securities and Exchange Commission (the “Commission”) in connection with the initial public offering (the “Proposed IPO”).

B.

Parent, the Founders, and Alliance Ventures agree to enter into this Agreement with respect to the shares in the share capital of the Company (including any shares in the share capital of the Company represented by American depositary shares) (the “Company Stock”) that Alliance Ventures own, beneficially (as defined in Rule l3d-3 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or of record.

C.	Parent and the Founders have agreed to appoint two (2) Alliance Ventures Nominees (as defined below) to the board of directors of Parent (the “Board”) each as a director of Parent as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

l. Agreement to Nominate and Appoint Directors.

(a) Alliance Ventures on the one hand and the Parent and the Founders on the other, hereby agree that Alliance Ventures hereby nominates Grégoire de Franqueville and Takao Asami as the Alliance Ventures nominees to the Board (as such nominees may be replaced from time to time as provided herein, the “Alliance Ventures Nominees”) and Parent shall execute such documents and perform such further acts as may be reasonably required or necessary to designate such Alliance Ventures Nominees as a director of the Board, subject to and effective upon the Commission’s declaration of effectiveness of the Form F-1. If either of the initial Alliance Ventures Nominees dies, resigns, is disqualified or is removed from the Board, in each case for whatever reason, then, Alliance Ventures shall be entitled, but not obligated, to appoint and replace the Alliance Venture Nominees by delivering a written notice to Parent, and such appointment or replacement as specified therein shall be valid and effective automatically and forthwith upon delivery of such written notice to Parent (without the requirement of any further approval or action on the part of the shareholders or the directors), and Parent shall update the Register of Directors and Officers accordingly.

(b) Notwithstanding the foregoing, in the event Alliance Ventures sells Company Stock following the Proposed IPO equal to between one percent (1%) and two precent (2%) of the then current fully diluted share capital of the Company, it shall lose the right hereunder to nominate one (1) member of the Board of Directors of the Company, and in the event Alliance Ventures sells Company Stock of the Company following the Proposed IPO equal to two percent (2%) or more of the then current fully diluted share capital of the Company, it shall lose the right hereunder to nominate any members of the Board of Directors of the Company; the foregoing percentage ownerships shall be referred to herein as the “Alliance Ventures Thresholds.”

(c) Parent hereby covenants, undertakes and agrees to take any and all necessary actions within its control in order to ensure the election of the Alliance Venture Nominees as a director of the Board; provided, that, the individual nominated for Alliance Ventures Nominees shall be qualified to serve as a director under applicable law and listing requirements, and that such nominee shall provide Parent with all requisite information for serving as a director, including completing and executing on a timely basis a questionnaire in the form Parent provides to its outside directors generally and answering reasonable follow-up questions (the criteria in this proviso, collectively, the “Director Criteria”).

2. Agreement to Exercise Director Appointment Right; No Amendment to Rights. For so long as the Alliance Ventures Thresholds are maintained, in order to keep Alliance’s nomination rights under Section 1(a) of this Agreement, each of the Founders hereby covenants, undertakes and agrees that for so long as his director appointment right under Article 87(b) of the Company’s eighth amended and restated memorandum and articles of association (the “Post-IPO M&AA”) is applicable, he shall, and cause his affiliated entities to, to the extent in compliance with applicable laws, exercise his director appointment right by delivering a written notice to the Company and take all other necessary actions in order to elect the Alliance Ventures Nominee(s) as director(s) of the Board. Founder 1 represents and warrants that Tonyhan Limited is an affiliated entity controlled by Founder 1, Founder 2 represents and warrants that Yanli Holdings Limited is an affiliated entity controlled by Founder 2, and each Founder agrees that each such entity will remain an affiliated entity controlled by the applicable Founder for so long as the Alliance Ventures Thresholds are maintained. Each Founder agrees that, for so long as the Alliance Ventures Thresholds are maintained, such Founder shall cause his affiliated entities to remain as a shareholder of the Company so as to keep the director appointment right under the Post-IPO M&AA. Further, for so long as the Alliance Ventures Thresholds are maintained, each of the Founders hereby covenants, undertakes and agrees to not take any action, directly or indirectly, or cause its affiliated entities to take any action, directly or indirectly, to amend, alter, repeal or waive its director appointment rights under the Post-IPO M&AA, and shall use his best efforts to ensure that the director appointment rights remain in full force and effect as constituted immediately following the effectiveness of the Proposed IPO.

3. Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall have no further effect upon earlier of (a) the failure of both Alliance Ventures Thresholds, and (b) the mutual agreement of the parties hereto. No such termination, however, shall relieve any party hereto of any liability or damages to the other party hereto resulting from any deliberate breach of this Agreement prior to its termination.

4. Miscellaneous.

a. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

b. Amendment; Modification. This Agreement may be amended, modified or supplemented at any time only by written agreement of the parties.

c. Specific Performance; Injunctive Relief. The parties acknowledge that the rights of each party set forth herein are unique and recognize and affirm that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, the parties agree that such non-breaching party shall have the right to enforce its rights and the other party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching party to cause the other party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement. Each party further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

d. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

e. No Third-Party Beneficiaries. Except as otherwise provided in this Agreement, this Agreement is exclusively for the benefit of the parties hereto, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right; provided, however, that Alliance Ventures is hereby permitted to assign its rights hereunder to any of its members, shareholders, officers, directors or affiliates.

f. Entire Agreement. This Agreement (including Schedule l attached hereto (which is deemed for all purposes to be part of this Agreement)) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. Each party acknowledges and agrees that, in entering into this Agreement, such party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement (including Schedule l attached hereto).

g. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

h. Further Assurances. Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required to carry out the provisions hereof and the actions contemplated hereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

PARENT:

WeRide Inc.

By:	/s/ Tony Xu Han
Name:	Tony Xu Han
Title:	Director & CEO

[Signature Page to Nominating and Support Agreement]

FOUNDERS:

By:	/s/ Tony Xu Han
Name:	Tony Xu Han

By:	/s/ Yan Li
Name:	Yan Li

[Signature Page to Nominating and Support Agreement]

Alliance Ventures, B.V.:

ALLIANCE VENTURES, B.V.

By:	/s/ Veronique Sarlat-Depotte
Name:	Veronique Sarlat-Depotte
Title:	Authorized Signatory

[Signature Page to Nominating and Support Agreement]

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